Exhibit 10.3

VOTING COMMITMENT AGREEMENT

This Voting Commitment Agreement (this “Agreement”) is made and entered into as of April [_], 2024, between Benitec Biopharma Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are party to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of April 17, 2024, pursuant to which the Company has agreed to issue and sell to the Purchasers up to an aggregate of $40,000,0018.40 of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), or, at the election of each Purchaser, pre-funded common stock purchase warrants (the “New Pre-Funded Warrants”) in lieu of such Shares;

WHEREAS, in connection with the Purchase Agreement, the Company and the Purchasers entered into the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date hereof, pursuant to which the Purchaser agreed to register for resale the Shares and the shares of Common Stock underlying the New Pre-Funded Warrants to be sold pursuant to the Purchase Agreement;

WHEREAS, on September 15, 2022, September 16, 2022, and August 11, 2023, the Company issued an aggregate of 73,567,634 pre-funded common stock purchase warrants and ordinary common stock purchase warrants (the “Existing Warrants” and, together with the New Pre-Funded Warrants, the “Warrants”) in underwritten public offerings, of which there are Existing Warrants outstanding as of the date hereof in the amounts and at the exercise prices set forth on Schedule A hereto; and

WHEREAS, pursuant to the terms of the agreements governing the Warrants (the “Warrant Agreements”), the Warrants may not be exercised if after giving effect to such exercise the beneficial ownership of the holder of such Warrants together with its Affiliates and Attribution Parties (as defined in the Warrant Agreements) would exceed the Beneficial Ownership Limitation, and would exceed the Alternate Beneficial Ownership Limitation unless the Company’s stockholders have approved the issuance of shares in the excess of the Alternate Beneficial Ownership Limitation in accordance with the rules of Nasdaq.

NOW, THEREFORE, in connection with the Purchase Agreement, and in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows. Capitalized terms used and not otherwise defined herein shall having the meanings given to such terms in the Purchase Agreement or the Registration Rights Agreement, as applicable.

1. Stockholder Approval.

(a) The Company covenants that it shall use its reasonable best efforts to obtain stockholder approval of the exercise of the Warrants into Shares in accordance with the rules of the Nasdaq Stock Market (the “Stockholder Approval”) and in excess of the Alternate Beneficial Ownership Limitation for any holder of Warrants together with its Affiliates and Attribution Parties at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”), which the Company intends to hold during calendar year 2024, provided, however, that, at the Company’s election, the Company may instead call a special meeting of its stockholders (the “Special Meeting”) before the Annual Meeting in order to obtain the Stockholder Approval. In no event will the Stockholder Approval increase the Beneficial Ownership Limit or the Alternate Beneficial Ownership Limit in the Warrant Agreements to be higher than 49.9%, and in no event will the Stockholder Approval provide for a holder of any Warrant to be able to exercise such Warrant if the beneficial ownership of the holder, together with its Affiliates or Attribution Parties (as defined in the Warrant Agreements) would exceed 49.9% of the outstanding shares of the Company’s Common Stock. The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause its board of directors to recommend to the stockholders that they approve such resolution. If the Stockholder Approval is not obtained at the Annual Meeting (or at a Special Meeting called prior to the Annual Meeting, at the election of the Company), the Company shall use its reasonable best efforts to obtain the Stockholder Approval at its 2025 annual meeting of stockholders (the “2025 Annual Meeting”). If the Stockholder Approval is not obtained before or at the 2025 Annual Meeting, then the Company shall no longer be obligated to seek to obtain the Stockholder Approval. The Purchasers agree that the Company will not be liable for any penalty, damages, or other remedy if the Company fails, after using its reasonable best efforts in accordance with this Agreement, to obtain the Stockholder Approval.

(b) Each Purchaser covenants that it will vote or cause to be voted any and all shares of the Company’s Common Stock over which it or its affiliates has or shares voting control on the record date for shares eligible to vote at any Company Special Meeting or Annual Meeting seeking the Stockholder Approval where such proposal is presented in favor of approving the proposal or proposals seeking the Stockholder Approval, subject to the limits imposed by applicable law or rules, including the rules of The Nasdaq Capital Market.

2. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers holding 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Warrant).

(b) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Purchasers of the then outstanding Registrable Securities. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(d) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(h) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among Purchasers.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Voting Commitment Agreement as of the date first written above.

BENITEC BIOPHARMA INC.

By:
Name:
Title:

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF PURCHASERS TO BNTC VCA]

Name of Purchaser: __________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]